SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 26, 2009, Grubb & Ellis Company (the “Company”) filed a Current Report on Form 8-K (the “February 26th 8-K”) with the Securities and Exchange Commission that it had received written notice from NYSE Regulation, Inc. (the “Notice”) that the 30 trading-day average closing price of its common stock had fallen below $1.00, and as a consequence the Company was no longer in compliance with the continued listing criteria of the New York Stock Exchange (the “NYSE”) relating to minimum average trading price.
     After the close of the market on February 26, 2009, and subsequent to the Company’s filing of the February 26th 8-K, the NYSE announced that, effective immediately, it was suspending the application of its continued listing criteria relating to maintaining a minimum average trading price until June 30, 2009.
     Prior to the moratorium, the Company had six months from the date of the Notice to bring its share price and 30 trading-day average share price back above $1.00. With the announcement of the moratorium, this six-month cure period is automatically suspended, and thereby extended, and the Company now has until at least December 20, 2009 to bring its share price back above $1.00. During this period, the Company’s common stock will continue to be traded on the NYSE, subject to the Company’s compliance with other NYSE continued listing criteria.
     The Company’s business operations, SEC reporting requirements and credit agreements are unaffected by the notification and the Company intends to cure the deficiency and to return to compliance with the NYSE continued listing requirements.
     The Company issued a press release on February 27, 2009 disclosing receipt of the Notice, the impact of the NYSE moratorium and matters related thereto. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Press release issued by Grubb & Ellis Company dated February 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: February 27, 2009